Exhibit 1.1

UNDERWRITING AGREEMENT

St. Petersburg, Florida
December 6, 2012

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716

Ladies and Gentlemen:

Pacific Premier Bancorp, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Raymond James & Associates, Inc. (“Raymond James”) and D.A. Davidson & Co. (each an “Underwriter” and collectively, the “Underwriters”), for whom Raymond James is acting as representative (in such capacity, the “Representative”) an aggregate of 3,300,000 shares of its Common Stock, par value $.01 per share (the “Common Stock”) at the price of $9.45 per share (the “Purchase Price Per Share”).  The aggregate of 3,300,000 shares to be purchased from the Company are called the “Firm Shares.”  In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 495,000 shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any.  The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Securities.”

The Company wishes to confirm as follows its agreement with the Underwriters acting severally and not jointly in connection with the several purchases of the Securities from the Company.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-182499), including the related base prospectus, covering the registration of certain classes of securities of the Company (including the Securities) under the Securities Act of 1933, as amended (the “1933 Act”) for offer and sale from time to time in accordance with Rule 415 of the rules and regulations of the Commission promulgated under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the Commission. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as the “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed incorporated by reference therein at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is referred to herein as the “Registration Statement”; provided, however, that the term “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2)); provided, further, that any registration statement filed pursuant to Rule 462(b) of the 1933 Act

Regulations is referred to herein as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final base prospectus and the final prospectus supplement, in the form first filed with the Commission pursuant to Rule 424(b) under the Act, including the documents incorporated or deemed incorporated by reference therein, are referred to herein collectively as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the Prospectus, or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Prospectus, or the General Disclosure Package, as the case may be.

SECTION 1.         Representations and Warranties and Agreements by the Company.  The Company represents and warrants to the Underwriters as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

(i)            Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 for registration under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has been declared effective by the Commission under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any other Governmental Entity (as defined below). No order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus (as defined below) or the Prospectus has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any other Governmental Entity. The Company has fully complied with any request on the part of the Commission or other Governmental Entity for additional information.

At the respective times the Registration Statement, (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2), at the Closing Time and at each Date of Delivery (if any), each of the Registration Statement and any amendment or supplement thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the respective dates of the Prospectus or such amendment or supplement, at the respective times that the Prospectus and any such amendment or supplement were issued, at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Registration Statement relating to the Securities initially became effective on July 12, 2012.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the Applicable Time, each Issuer-Represented Free Writing Prospectus (as defined below) identified on Schedule III hereto, the Statutory Prospectus and the information agreed to in writing by the Company and the Underwriters as the information to be conveyed orally by the Underwriters to purchasers of the Securities at the Applicable Time as set forth on Schedule IV hereto, if any, all considered together (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 9:00 a.m. (Eastern time) on the date of this Agreement or such other time as agreed by the Company and the Representative.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its specified in Schedule III hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

“Statutory Prospectus” as of any time means the base prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Securities immediately prior to that time, including any document incorporated by reference therein at such time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representative as described in Section 3(e), does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(A) At the date of the original effectiveness of the Registration Statement, (B) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bonafide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and (C) at the execution of this Agreement (with such time of execution being used as the determination date for purpose of this clause (C)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

The representations, warranties and covenants in this subsection shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus, or the General Disclosure Package or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Representative on behalf of the Underwriters.

(ii)           Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, (a) at the original effectiveness of the Registration Statement, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Securities, (c) at the Closing Time and (d) and, if any Additional Shares are purchased, at the Date of Delivery, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)          Independent Accountants.  Vavrinek, Trine, Day & Co., LLC, the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement, each preliminary prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations. To the Company’s knowledge, with respect to the Company, Vavrinek, Trine, Day & Co., LLC is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(iv)          Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, as applicable. The pro forma financial statements, if any, and the related notes thereto included in the Registration Statement, the General Disclosure Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v)           No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no (i) material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) effect, event or development with respect to the Company and its subsidiaries considered as one enterprise, which would prevent, or be reasonably likely to prevent, the Company from consummating the transactions contemplated by this Agreement (each of (i) and (ii), a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the capital stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Common Stock or other capital stock.

(vi)          Organization and Qualification; Subsidiaries.  Each of the Company and each of its direct and indirect subsidiaries constituting a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X (each such significant subsidiary, a “Subsidiary”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock or other equity interest of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary or any other person. Pacific Premier Bank, a California state-chartered bank (the “Bank”), is the only “significant subsidiary” of the Company..

(vii)         Bank Holding Company; State Bank Status.  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and meets in all material respects the applicable requirements for qualification as such. The activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve Board set forth in Title 12 of the Code of Federal Regulations. The Bank is a wholly-owned subsidiary of the Company and holds the requisite authority from the California Commissioner of Financial Institutions (the “California Commissioner”) to conduct business as a state-chartered commercial bank under the laws of the State California. The deposit accounts of the Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”) and all premiums and assessments required to be paid in connection therewith have been paid when due.  The Bank is a member of the Federal Reserve System.

(viii)        Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) have been duly authorized by the Company’s board of directors and, other than the filing with the Commission of the Prospectus and the Required Filings, no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body or regulatory authority. This Agreement has been (or upon delivery will have been) duly executed and delivered by the Company and when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. There are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders.

(ix)          Issuance of Securities; Registration Statement.  The issuance of the Securities is duly authorized and, when issued and paid for in accordance with the terms of this Agreement, the Securities shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The statements set forth in the Registration Statement, General Disclosure Package and the Prospectus under the captions “Descriptions of Securities We May Offer”, “Description of Common Stock” and “Prospectus Supplement Summary—Recent Developments—Pending Acquisition of FAB” insofar as such statements contain descriptions of laws, rules or regulations, and insofar as they describe the terms of agreements or the Company’s certificate of incorporation or bylaws, are correct in all material respects.

(x)           No Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof, including, without limitation, any certificates of amendment and certificates of determination contained therein or thereto (the “Certificate of Incorporation”), or other organizational documents of the Company or any of its Subsidiaries or the Company’s amended and restated bylaws as in effect on the date hereof (the “Bylaws”), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), or (iii) subject to the making of the Required Filings (as defined below) by the Company, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and interpretations of the Nasdaq Global Market (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations would not reasonably be expected to result in a Material Adverse Effect.

(xi)          Consents.  The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person (including, without limitation, the Financial Industry Regulatory Authority) in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in each case, in accordance with the terms hereof or thereof, other than (i) the filing with the Commission of the Prospectus, (ii) the filing with the Commission of the 8-K Filing (as defined below), (iii) the approval of the listing application providing for the quotation of the Securities on the NASDAQ Global Market and (iv) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters (collectively, the “Required Filings”). All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Required Filings to be made after the Closing Date shall be made in compliance with the terms of this Agreement and applicable federal and state securities laws. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(xii)         Application of Takeover Protections; Rights Agreement.  The Company has not adopted any stockholder rights plan or similar arrangement that is currently in effect relating to accumulations of beneficial ownership of Common Stock or a change of control of the Company. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any investor in the offering of Securities as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any investor’s ownership of the Securities, provided that such investor’s beneficial ownership of the Company’s Common Stock remains below ten percent (10%) of the Company’s outstanding shares.

(xiii)        Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Since January 1, 2012, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the Commission or the Principal Market and (iii) the Company has received no communication, written or oral, from the Commission or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. Neither the Company nor any of its Subsidiaries is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), except in all cases for possible defaults or violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(xiv)        Questionable Payments.  Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(xv)         Transactions with Affiliates.  No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and any directors, officers, or employees of the Company or any of the Subsidiaries, on the other hand, which is required to be described in filings made by the Company pursuant to the 1933 Act, 1933 Act Regulations, 1934 Act and 1934 Act Regulations (the “Commission Documents”) and is not adequately described therein to satisfy the requirements of the Securities Act and the rules and regulations promulgated thereby.

(xvi)        Equity Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). All of such outstanding shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (i) none of the Company’s or any material Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except as contemplated by this Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the Commission Documents which are not so disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(xvii)       Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors which is required to be disclosed in the Registration Statement or which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act.

(xviii)      Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xix)        Employee Relations.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such

Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s knowledge, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xx)         Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as would not reasonably be expected to materially adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(xxi)        Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, unless such expiration, termination or abandonment would not reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of the Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances that reasonably would be expected to give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxii)       Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined herein), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. There are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries. To the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiii)      Subsidiary Rights.  Except as disclosed in the Commission Documents, the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law and regulation) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(xxiv)     Tax Status.  The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

(xxv)      Internal Accounting and Disclosure Controls.  The Company and each of its subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as described in the Registration Statement, General Disclosure Package and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its Subsidiaries maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Based on the evaluation of the Company’s and each Subsidiary’s disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(xxvi)     Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would reasonably be expected to result in a Material Adverse Effect.

(xxvii)    Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxviii)   OFAC.  Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxix)     Money Laundering Laws.  The operations of each of the Company and any Subsidiary are and have been conducted at all times in material compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(xxx)      Compliance with Certain Banking Regulations.  The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA Patriot Act (or otherwise known as “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”), any order issued with respect to anti-money laundering by OFAC or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Bank.

(xxxi)     Reports, Registrations and Statements.  Since December 31, 2011, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the FDIC, the California Commissioner, and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to result in a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the California Commissioner and any other applicable federal or state securities or banking authorities, as the case may be.

(xxxii)    Adequate Capitalization.  As of September 30, 2012, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(xxxiii)   Agreements with Regulatory Agencies.  Neither the Company nor any Subsidiary is a party or subject to any formal agreement or memorandum of understanding with, or order issued by, or has adopted any board resolutions at the request of, the Federal Reserve, the FDIC, the California Commissioner or any other bank regulatory authority that imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks.

(xxxiv)   Fiduciary Accounts. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and each Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. None of the Company, any Subsidiary or, to the Company’s knowledge, any director, officer or employee of the Company or any Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and, except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(xxxv)    Mortgage Banking Business.  Except as has not had and would not reasonably be expected to result in a Material Adverse Effect:

a)            The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

b)            No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with laws,

For purposes of this Section 1(xxxv): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(xxxvi)   Risk Management Instruments.  Except as has not had or would not reasonably be expected to result in a Material Adverse Effect, since December 31, 2010, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(xxxvii)  Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxxviii) Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xxxix)   Statistical and Market Data.  The statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(xl)          Relationship.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act or by the rules and regulations of the Commission thereunder to be described in the Registration Statement and/or the Prospectus and that is not so described.

(xli)         Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xlii)        Pending Procedures and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xliii)       No Stabilization or Manipulation.  Neither the Company nor any of its Subsidiaries, nor any affiliates of the Company or its Subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xliv)       No Unauthorized Use of Prospectus.  The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Statutory Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representative.

(xlv)        Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlvi)       Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xlvii)      ERISA.  The Company and each of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) and, with respect to any employee benefit plan or agreement, the provisions of the Internal Revenue Code of 1986, as amended, except where the failure to be in compliance therewith would not have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the subsidiaries or ERISA Affiliates would have any liability; the Company and each of the subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary is a member.

(xlviii)     Compliance with Statutes and Regulations.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries conduct their respective businesses in compliance with all federal, state, and local statutes, laws, rules, regulations, decisions, directives and orders applicable to them, except to the extent that the failure to be in compliance would not have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written or, to the Company’s knowledge, oral communication from any Governmental Entity asserting that the Company or any of its Subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order.

(xlix)       Reportable Transactions.  Neither the Company nor any of its Subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1).

(l)            Investment Securities.  Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not result in a Material Adverse Effect. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

SECTION 2.         Sale and Delivery to Underwriters; Closing.

(a)           Firm Shares.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the Purchase Price Per Share, that number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)           Additional Shares.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grant(s) an option to the Underwriters, severally and not jointly, to purchase all or some of the Additional Shares at the Purchase Price Per Share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representative to the Company setting forth the number of Additional Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven (7) full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Additional Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Additional Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment.  Payment of the purchase price to the Company for, and delivery of certificates for, the Firm Shares shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).  The documents to be delivered at the Closing Time by or on behalf of the parties hereto pursuant to Section 5 hereof and any additional documents requested by the Representative pursuant to Section 5(l) hereof, will be delivered at the offices of Patton Boggs LLP, 2550 M Street, N.W., Washington, D.C. 20037 or such other location as the Company and the Representative shall mutually agree.

In addition, in the event that any or all of the Additional Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Additional Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Additional Shares, if any, which it has agreed to purchase. Raymond James, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Additional Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Firm Shares and the Additional Shares, if any, shall be made to the Underwriters against payment by the Underwriters of the aggregate purchase price of the Firm Shares and Additional Shares, if any, being sold by the Company by wire transfer in immediately available funds to the accounts specified by the Company. The Company shall deliver the Firm Shares and Additional Shares, if any, through the facilities of the Depository Trust Company unless the Underwriters shall otherwise instruct.

(d)           Denominations; Registration.  Certificates for the Firm Shares and the Additional Shares, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Firm Shares and the Additional Shares, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.         Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, as applicable, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, Statutory Prospectus or the Prospectus or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments.  The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to the General Disclosure Package or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts as may be reasonably requested by the Representative, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to each of the Underwriters, without charge, as many copies of each preliminary prospectus, if any, and the Statutory Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)            Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriters may request.

(g)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i)            Listing.  The Company will use its best efforts to obtain, effect and maintain the quotation of the Securities on the Nasdaq Global Market and will file with the Nasdaq Global Market all documents and notices required by the Nasdaq Global Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq Global Market.

(j)            Restriction on Sale of Securities.  During a period of ninety (90) days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance and sale of the Securities under this Agreement; (B) the grant of employee or director stock options pursuant to a plan in effect on the date of this Agreement; (C) the issuance by the Company of shares of Common Stock upon the exercise of stock options outstanding on the date of this Agreement or issued in accordance with clause (B); (D) filing of registration statements on Form S-8 and amendments thereto in connection with the stock options referred to in clause (C) or a plan in effect on the date of this Agreement; and (E) issuances pursuant to direct stock purchase, dividend reinvestment, employee stock purchase plans and employee savings plans in effect on the date of this Agreement.

(k)           Reporting Requirements.  The Company, until the later of (i) the expiration of the option described in Section 2(b) hereof and (ii) the completion of the offer of the Securities, will file, subject to Section 3(b) hereof, all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)            Lock-up Agreements.  The Company agrees to use its reasonable best efforts to restrict the transfer of Securities by persons listed on Schedule II hereto within the ninety (90)-day restricted period following the date of this Agreement in accordance with the terms of each person’s respective lock-up agreement.

(m)          Issuer Free Writing Prospectus.  The Company represents and agrees that, unless it obtains the prior consent of each Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative and the Company is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Issuer Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4.         Payment of Expenses.

(a)           Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement between Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto to the extent applicable, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Statutory Prospectus, any Issuer Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto to the extent applicable, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, any review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities to the extent applicable, (xi) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market, and (xii) the reasonable fees and disbursements of counsel for the Underwriters (including the Representative) up to $75,000.00 in connection with matters related to the offering of the Securities pursuant to this Agreement.

SECTION 5.         Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B. Any material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(b)           Opinions of Counsel for Company.  At Closing Time, the Representative shall have received (i) the favorable opinion, dated as of Closing Time, of Patton Boggs, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B-1 hereto and (ii) the favorable opinion, dated as of Closing Time, of the Company’s in-house counsel, in form and substance satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B-2.

(c)           Opinion of Counsel for Underwriters.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Bingham McCutchen LLP, counsel for the Underwriters. The opinion shall address the matters as the Representative may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the law of the State of California and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)           Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus as of the execution of this Agreement or the Applicable Time, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus or the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(e)           Accountant’s Comfort Letters.  At the time of the execution of this Agreement, the Representative shall have received from each of Vavrinek, Trine, Day & Co., LLC and JonesBaggett LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)            Bring-down Comfort Letter.  At Closing Time, the Representative shall have received from each of Vavrinek, Trine, Day & Co., LLC and JonesBaggett LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g)           Approval of Listing.  At Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market under the symbol “PPBI”, subject only to official notice of issuance and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to Nasdaq issues. The Common Stock (including the Securities) is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

(h)           Lock-up Agreements.  At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto, as applicable, signed by the persons listed on Schedule II hereto.

(i)            Delivery of Prospectus.  The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(j)            No Termination Event.  On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(k)           Conditions to Purchase of Additional Shares.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Additional Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)            Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)           Opinion of Counsel for Company.  The favorable opinions of Patton Boggs, LLP, counsel for the Company, and the Company’s in-house counsel, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iii)          Opinion of Counsel for Underwriters.  The favorable opinion of Bingham McCutchen LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)          Bring-down Comfort Letter.  A letter from each of Vavrinek, Trine, Day & Co., LLC and JonesBaggett LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(v)           No Termination Event.  There shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 9(a).

(l)            Additional Documents.  At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriter.

(m)          Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Additional Shares, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)           Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Statutory Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package, the Prospectus or the roadshow materials used in connection with the offer of the Securities or in any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any amendment thereto, or in any preliminary prospectus, the Statutory Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto); provided, further, that the parties acknowledge and agree that the only written information that the Underwriters have furnished through the Representative to the Company specifically for inclusion therein are the commission, discount, concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting” and the information contained under the captions “Underwriting — Stabilization,” “Underwriting — Passive Market Making,” “Underwriting — Lock-Up Agreement,” and “Underwriting — Our Relationship with the Underwriters.”

(b)           Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, amendment thereto, or in any preliminary prospectus, the Statutory Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, or any Issuer Represented Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto); provided,  that the parties acknowledge and agree that the only written information that the Underwriters have furnished to the Company specifically for inclusion therein are the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting” and the information contained under the captions “Underwriting — Stabilization,” “Underwriting — Passive Market Making,” “Underwriting — Lock-Up Agreement,” and “Underwriting — Our Relationship with the Underwriters.”

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least forty-five (45) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.         Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, neither Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.         Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or by or on behalf of the Company, and (ii) delivery of and payment for the Securities.

SECTION 9.         Termination of Agreement.

(a)           Termination; General.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by any of the Federal, California, Florida or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.       Default by One or More of the Underwriter.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for non-defaulting Underwriter, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting underwriters, or

(b)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Additional Shares, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) mailed or (ii) transmitted by any standard form of telecommunication with a copy delivered by overnight delivery the following day.  Except as otherwise specifically provided herein, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered to:

(i)                                     If to the Company:

Steven R. Gardner
President and Chief Executive Officer
Pacific Premier Bancorp, Inc.
17901 Von Karman Ave, Suite 1200
Irvine, California 92614
(714) 431-4000

with a copy to:

Norman B. Antin, Esq.

Jeffrey D. Haas, Esq.
Patton Boggs LLP
2550 M Street, NW
Washington, DC 20037-1350
(202) 457-6000

(ii)                                  to the Underwriters or the Representative:

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention:  Paul Reese, Managing Director

with a copy to:

James M. Rockett, Esq.
Bingham McCutchen LLP
Three Embarcadero Center
San Francisco, CA 94111

SECTION 12.       Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and assigns and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors and assigns, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.       No Fiduciaries.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or the Company’s shareholders, creditors, employees or any other third party, (iii) neither Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and neither Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.       GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES THEREUNDER.

SECTION 15.       General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.  If not otherwise specified, references to times of day shall be references to New York City time.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriter.

Very truly yours,

Pacific Premier Bancorp, Inc.

/s/ Steven R. Gardner
Steven R. Gardner
President and Chief Executive Officer

CONFIRMED as of the date first above mentioned, for itself on behalf of the other Underwriter.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Paul D Reese
Paul D Reese, CFA
Managing Director

SCHEDULE I

Name of Underwriters	Number of Firm Shares

Raymond James & Associates	2,310,000

D.A. Davidson & Co.	990,000

SCHEDULE II

Persons Subject to Lock-up

Steven R. Gardner

Kent J. Smith

Edward Wilcox

Michael S. Karr

Jeff C. Jones

Kenneth A. Boudreau

Joseph L. Garrett

John D. Goddard

Michael L. McKennon

SCHEDULE III

Issuer-Represented General Free Writing Prospectus

1. The Investor Presentation, dated December 5, 2012, which was filed with the Commission on December 5, 2012

EXHIBIT A

Form of Lock-up Agreement

Lock-up Agreement

December 6, 2012

PACIFIC PREMIER BANCORP, INC.
17901 Von Karman Ave, Suite 1200
Irvine, California 92614

RAYMOND JAMES & ASSOCIATES, INC.
880 Carillon Parkway
St. Petersburg, FL  33716

Re:    Pacific Premier Bancorp, Inc. (the “Company”) - Restriction on Stock Sales

Dear Sirs:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, and Raymond James & Associates, Inc. (the “Underwriter”). Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of Common Stock, par value $0.01 per share (“Common Stock”), of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-3, File No. 333-182499 filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2012 and a Prospectus Supplement filed with the SEC on December 6, 2012, (collectively, the “Registration Statement”), as amended (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director of the Company, that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities (as defined below) held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Common Stock, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Common Stock (collectively, “Company Securities”) held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of

1934, as amended, for a period commencing on the date hereof and ending 90 days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of Raymond James & Associates, Inc. or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period, notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Company issues a release concerning earnings or material news or a material event relating to the company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period; the restrictions imposed in this letter agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:

(1)                                 the Company Securities being offered in the prospectus included in the Registration Statement;

(2)                                 any exercise of options pursuant to the Company’s stock option plans or exercise of outstanding warrants (including any net share settlement to satisfy the exercise price or withholding tax related thereto); provided that the foregoing restrictions will apply to the shares of Common Stock received upon exercise;

(3)                                 a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(4)                                 a transfer to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the limited partnership agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; or

(5)                                 Company Securities pledged in a bona fide transaction entered into prior to the date hereof to a lender, with respect to a transfer pursuant to the terms of such pledge.

It is understood that if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter.  This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

[Name of Securityholder]

EXHIBIT B-1

(i)            The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with the corporate power to own, lease and operate its current properties and to conduct its business, in each case as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto).  The Company is duly qualified and in good standing as a foreign corporation under the laws of the state of California.  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(ii)           Pacific Premier Bank (the “Bank”) is a corporation formed and validly existing in good standing under the laws of the state of California and licensed by the Commissioner of Financial Institutions of the State of California to conduct business as a commercial bank, with the corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto).

(iii)          Neither the offer, sale or delivery of the Shares by the Company, the execution, delivery or performance by the Company of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Certificate of Incorporation or Bylaws of the Company or any material agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties is bound, that was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Company’s Form 10-K”) (except for such conflicts, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect) or (B) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable federal securities and state securities and Blue Sky laws), judgment, injunction, order or decree that to our knowledge is applicable to the Company or any of its properties (except for such violations that would not reasonably be expected to have a Material Adverse Effect).

(iv)          All descriptions in the Registration Statement and the Prospectus of agreements, contracts, indentures, leases or other documents are accurate in all material respects;

(v)           No consent, approval, authorization or other order of, or registration or filing with, any federal, California or Delaware governmental authority or, to counsel’s knowledge, any federal, California state or Delaware state court is required for the issuance and sale of the Securities, the Company’s execution, delivery or performance of the Agreement and the consummation of the transactions contemplated hereby, other than (A) those that have been obtained under the 1933 Act, the 1934 Act or the rules of the Nasdaq Stock Market, and (B) those under state securities or blue sky laws (as to which counsel does not express any opinion).

(vi)          The Company has all requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein.  The Agreement has been duly authorized, executed and delivered by the Company.

(vii)         The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, such Shares will be validly issued, fully paid and nonassessable and free of any statutory preemptive or, to counsel’s knowledge, similar contractual rights.

(viii)        The Company is not, and after giving effect to the offering and sale of the Securities and after receipt of payment for the Securities and the application of such proceeds as described in the Registration Statement and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

(ix)          The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, notes and schedules and other financial, statistical and accounting data included therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(x)           The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Applicable Time (other than the financial statements, notes and schedules and other financial, statistical and accounting data included therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder.

(xi)          Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

(xii)         The Registration Statement was declared effective under the 1933 Act on July12, 2012, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such Prospectus on [December       , 2012].  To counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(xiii)        The Company timely submitted a Listing of Additional Shares notification form to the Nasdaq Stock Market.

(xiv)        The statements (i) in the Prospectus under the captions “Dividend Policy,” “Description of Common Stock” and “Underwriting” (except for the following subsections of the “Underwriting” section: “—Commissions and Expenses;” “—Stabilization;” “—Passive Market Making;” and “—Our Relationship with the Underwriters”) (ii) under the heading “Supervision and Regulation” under Part I, Item 1. of the Company’s Form 10-K, and (iii) in Item 14 Indemnification of Directors and Officers) of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company’s Certificate of Incorporation or Bylaw provisions or legal conclusions, fairly summarize the matters described therein in all material respects.

Although counsel is not commenting upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, during the course of counsel’s participation in the preparation of the Registration Statement and the Prospectus and any amendments thereto, nothing has come to counsel’s attention that has caused it to believe in so far as it relates solely to the offer and sale of the Securities that (i) the Registration Statement or any amendment thereto, as of the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of its date and as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case we do not express any belief or opinion with respect to (a) the financial statements and related schedules, the financial tables and other financial, statistical and accounting information contained therein (including, without limitation, by incorporation by reference) or omitted therefrom or (b) assessments of or reports on the effectiveness of internal control over financial reporting contained therein.

EXHIBIT B-2

(i)            All of the outstanding shares of capital stock of Pacific Premier Bank (the “Bank”) have been duly authorized and validly issued, and are fully paid and nonassessable, and, to our knowledge, are owned by the Company free and clear of any perfected security interest, or any other security interest, lien, adverse claim, equity or other encumbrance.

(ii)           The authorized capitalization of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption “Capitalization.”  Except as set forth in the Prospectus, to our knowledge, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

(iii)          All shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable and are free of statutory preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and no such rights will exist as of the Closing Date.

(iv)          Neither the offer, sale or delivery of the Shares by the Company, the execution, delivery or performance by the Company of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby, to counsel’s knowledge, creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company (except for such liens, charges, or encumbrances that would not reasonably be expected to have a Material Adverse Effect).

(v)           Except as described in the Registration Statement or Prospectus, to counsel’s knowledge there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened, against or involving the Company or the Bank, or the properties of either the Company or the Bank: (A) which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect; or (B) that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein.

(vi)          To counsel’s knowledge, there are no agreements, contracts, indentures, leases or other documents required to be so summarized or disclosed in the Registration Statement or the Prospectus, or filed as exhibit to the Registration Statement, that have not been so summarized or disclosed or filed.

(vii)         To counsel’s knowledge, except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or threatened against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement or the Prospectus and not disclosed therein;

(viii)        Counsel has no reason to believe that documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, notes and schedules and other financial, statistical and accounting data included therein, as to which such counsel need express no opinion), when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

(ix)          Counsel does not know of any contracts or other agreements of a character required to be incorporated by reference into the Registration Statement or the Prospectus or required to be filed as an Exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

(x)           The information incorporated into the Registration Statement and the Prospectus in the Company’s most recent Form 10-K and Form 10-Q under “Legal Proceedings,” insofar as such statements constitute a summary of documents or matters of law, and those statements in the Registration Statement and the Prospectus that are descriptions of agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown.

Although counsel is not commenting upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, during the preparation of the Registration Statement and the Prospectus and any amendments thereto, nothing has come to counsel’s attention that has caused it to believe in so far as it relates solely to the offer and sale of the Securities that (i) the Registration Statement or any amendment thereto, as of the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of its date and as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case we do not express any belief or opinion with respect to (a) the financial statements and related schedules, the financial tables and other financial, statistical and accounting information contained therein (including, without limitation, by incorporation by reference) or omitted therefrom or (b) assessments of or reports on the effectiveness of internal control over financial reporting contained therein.